UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala, FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Agency Agreement

On March 6, 2026, in connection with the closing of its previously announced Rights Offering (defined below), AIM ImmunoTech Inc. (the “Company”) entered into a Warrant Agency Agreement with Equiniti Trust Company, LLC (“EQ”), pursuant to which EQ agreed to act as warrant agent with respect to warrants included in the units issued by the Company in the Rights Offering. A copy of the Warrant Agency Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 5.03 of this report is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2026, the Company filed a Certificate of Designation of Preference, Rights and Limitations of Series G Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State creating a new series of its authorized preferred stock, par value $0.01 per share, designated as the “Series G Convertible Preferred Stock” (the “Series G Preferred Stock”). The number of shares initially constituting the Series G Preferred Stock was set at 12,000 shares.

Each share of Series G Preferred Stock will be convertible, at the option of the holder at any time, into the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) determined by dividing the $1,000 stated value per share of the Series G Preferred Stock by a conversion price initially equal to $1.00. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series G Preferred Stock will not have the right to convert any portion of the Series G Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to its conversion. A holder of the Series G Preferred Stock, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of such holder’s Series G Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to its conversion.

In the event the Company effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications or share exchanges in which the Common Stock is effectively converted into or exchanged for other securities, cash or property, the Company consummates a business combination in which another person acquires 50% of the outstanding shares of Common Stock, then, upon any subsequent conversion of the Series G Preferred Stock, the holders of the Series G Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon conversion in full of the Series G Preferred Stock.

Holders of Series G Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series G Preferred Stock has no voting rights. Upon the Company’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series G Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series G Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the Certificate of Designation) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock. The Company is not obligated to redeem or repurchase any shares of Series G Preferred Stock. Shares of Series G Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

The foregoing descriptions of the Certificate of Designation and the Series G Preferred Stock are not complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

On March 6, 2026, the Company completed its previously announced rights offering (the “Rights Offering”) pursuant to its effective registration statement on Form S-1, as amended (Registration No. 333-292085), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), a prospectus and a prospectus supplement filed with the SEC. Pursuant to the Rights Offering, the Company sold an aggregate of 1,842 units consisting of an aggregate of 1,842 shares of Series G Preferred Stock, with each share of Series G Preferred Stock initially convertible into shares of Common Stock at a conversion price of $1.00 per share, 3,684,000 Class G Warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $1.00 per share and expiring five years from the date of issuance, resulting in gross proceeds to the Company of approximately $1,800,000. The foregoing description of the Class G Warrants is not complete and is qualified in its entirety by reference to the full text of the Class G Warrants, a copy of which is filed as Exhibits 4.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Dealer-Manager Agreement between the Company and Maxim Group, LLC

3.1	Certificate of Designation of Series G Preferred Stock

4.1	Form of Class G Warrant

10.1	Form of Warrant Agency Agreement between the Company and Equiniti Trust Company, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Dated: March 6, 2026	/s/ Thomas K. Equels
Thomas K. Equels, CEO